                             Exhibit to Form N-1A

                  Exhibit (9)(b)(i) Administration Agreement

                            ADMINISTRATION AGREEMENT
                            ------------------------

    THIS AGREEMENT, dated as of the ___________ day of ______________________,
1995, made by and between The Brinson Funds, a Delaware business trust (the "Trust") operating as a registered investment company under the Investment Company Act of 1940, as amended (the "Act"), duly organized and existing under the laws of the State of Delaware and FUND/PLAN SERVICES, INC. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                         W I T N E S S E T H  T H A T:
                         -----------------------------

    WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

    WHEREAS, the Trust is authorized by its Agreement and Declaration of Trust to issue separate series of shares representing interests in separate investment portfolios (the "Series"), which Series are identified on Schedule "C" attached hereto, and which Schedule "C" may be amended from time to time by mutual agreement of the Trust and Fund/Plan; and

    WHEREAS, the Parties desire to enter into an agreement whereby Fund/Plan will provide certain administration services to the Trust on the terms and conditions set forth in this Agreement; and

    WHEREAS, Fund/Plan is willing to serve in such capacity and perform such administrative services under the terms and conditions set forth below; and

    WHEREAS, the Trust will provide all necessary information to Fund/Plan concerning the Series so that Fund/Plan may appropriately execute its responsibilities hereunder;

    NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

    SECTION 1. APPOINTMENT. The Trust hereby appoints Fund/Plan as administrator and Fund/Plan hereby accepts such appointment. All portfolios added to the Trust in the future and all current portfolios of the Trust are included under this Agreement.

    SECTION 2.   DUTIES AND OBLIGATIONS OF FUND/PLAN.

    (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Trustees of the Trust, Fund/Plan shall provide to each of the Series all administrative services set forth in Schedule "A" attached hereto, which Schedule is incorporated by reference in its entirety into this Agreement. In addition to the obligations set forth in Schedule "A", Fund/Plan shall (i) provide its own office space, facilities, equipment and personnel for the performance of its duties under this Agreement; and (ii) take all actions it deems necessary to properly execute the administrative responsibilities of the Trust.

    (b) So that Fund/Plan may perform its duties under the terms of this Agreement, the Board of Trustees of the Trust shall direct the officers, investment advisor, distributor, legal counsel, independent accountants and custodian of the Trust to cooperate fully with Fund/Plan and to provide such information, documents and advice relating to the Trust as is within the possession or knowledge of such persons provided that no such person need provide any information to Fund/Plan if to do so would, in the reasoned opinion of counsel to the Trust, result in the loss of any privilege or confidential treatment with respect to such information. In connection with its duties, Fund/Plan shall be entitled to rely, and shall be held harmless by the Trust when acting in reasonable reliance upon the instruction, advice or any documents provided by the Trust to Fund/Plan by any of the aforementioned persons. All fees charged by any such persons shall be deemed an expense of the Trust.

    (c) Any activities performed by Fund/Plan under this Agreement shall conform to the requirements of:

        (1) the provisions of the Investment Company Act of 1940, as amended (the "Act") and the Securities Act of 1933, as amended, and of any rules or regulations in force thereunder;

        (2) any other applicable provision of state and federal law;

        (3) the provisions of the Trust Instrument of the Trust and By-laws of the Trust, as amended from time to time;

        (4) any policies and determinations of the Board of Trustees of the Trust; and

        (5) the fundamental policies of the Trust as reflected in its registration statement filed pursuant to the Act.

    Fund/Plan acknowledges that all records that it maintains for the Trust are the property of the Trust and will be surrendered promptly to the Trust upon written request. Fund/Plan will preserve, for the periods prescribed under Rule 31a-2 under the Act, all such records required to be maintained under Rule 31a-1 of the Act.

    (d) Nothing in this Agreement shall prevent Fund/Plan or any officer thereof from acting as administrator for any other person, firm or corporation. While the administrative services supplied to the Trust may be different than those supplied to other persons, firms or corporations, Fund/Plan shall provide the Trust equitable treatment in supplying services. The Trust recognizes that it will not receive preferential treatment from Fund/Plan as compared with the treatment provided to other Fund/Plan clients. Fund/Plan agrees to maintain the records and all other information of the Trust in a confidential manner and shall not use such information for any purpose other than the performance of Fund/Plan's duties under this Agreement.

    SECTION 3. ALLOCATION OF EXPENSES All costs and expenses of the Trust shall be paid by the Trust including, but not limited to:

        (a) fees paid to an investment advisor (the "Advisor");
        (b) interest and taxes;
        (c) brokerage fees and commissions;
        (d) insurance premiums;
        (e) compensation and expenses of its Trustees who are not affiliated persons of the Advisor;
        (f) legal, accounting and audit expenses;
        (g) custodian and transfer agent, or shareholder servicing agent, fees and expenses;
        (h) fees and expenses incident to the registration of the shares of the Trust under Federal or state securities laws;
        (i) expenses related to preparing, setting in type, printing and mailing prospectuses, statements of additional information, reports and notices and proxy material to shareholders of the Trust;
        (j) all expenses incidental to holding meetings of shareholders and Trustees of the Trust;
        (k) such extraordinary expenses as may arise, including litigation, affecting the Trust and the legal obligations which the Trust may have regarding indemnification of its officers and Trustees; and
        (l) fees and out-of-pocket expenses paid on behalf of the Trust by Fund/Plan.

      SECTION 4.  COMPENSATION OF FUND/PLAN.

        (a) The Trust agrees to pay Fund/Plan, and Fund/Plan agrees to accept as full compensation for all services rendered hereunder, an annual fee payable monthly and computed on the average daily net assets of the Trust at the end of each business day at the annual rate as set forth in Schedule "B" to this Agreement and reasonable out-of-pocket expenses incurred by Fund/Plan in the performance of services hereunder. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly. The minimum fee to be paid by the Trust as constituted this date shall be $75,000 annually. New multiple class portfolios added to the Trust shall bear a minimum annual fee of $10,000. The Fee Schedule shall be fixed for the initial term of the Agreement, as described below, with a fee increase thereafter not to exceed 10%. Out-of-pocket expenses shall include telecommunication charges, postage and delivery charges, record retention costs, reproduction charges and transportation and lodging costs. The Trust authorizes Fund/Plan to debit the Trust's custody account for invoices which are rendered
for the services performed hereunder.   The invoices for the services will be
sent to the Trust after the debiting with indication that payment has been made. Invoices for out-of-pocket expenses shall be reviewed by the Trust promptly upon receipt and Fund/Plan shall be authorized to debit the Trust's custody account upon approval of the invoices by the Trust. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. Should the Trust be liquidated, merged or acquired by another fund, any deferred fees would be immediately payable. For the purpose of determining fees payable to Administrator, the value of the Trust's net assets shall be computed at the times and in the manner specified in the Trust's Prospectus and Statement of Additional Information as from time to time in effect.

        (b) Should additional or fewer services or functions beyond those outlined in Section 2 above, or in Schedule "A" attached, be desired or required of Fund/Plan during the time that this contract is in effect, a written amendment to this Administration Agreement reflecting such shall be signed by both Fund/Plan and the Trust, and the compensation stated in Schedule "B" may be increased or decreased accordingly.

      SECTION 5.  DURATION AND TERMINATION.

        (a) This Agreement shall go into effect as of the date and year first written above ("Effective Date") and shall continue in effect until October 31, 1996. This Agreement shall continue in force from year to year thereafter, but only so long as such continuance is approved:

            (1) by Fund/Plan;
            (2) by vote, cast in person at a meeting called for the purpose, of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons (as defined in the Act) of any such party; and
            (3) by vote of a majority of the Trust's Board of Trustees or a majority of the fund's outstanding voting securities.

        (b) The Trust acknowledges that in order for Fund/Plan to perform the services set forth herein, Fund/Plan has made and will make significant investments of time and money for equipment, computer hardware and software, training of personnel and initialization of the Trust's records, data and information. In the event the Trust is liquidated, merged or acquired by another Fund, or if it terminates its contract with Fund/Plan within the initial term of this contract for any reason other than a material breach of this agreement, the Trust agrees to pay Fund/Plan within thirty (30) days of such termination the equivalent of 20% of the minimum fees remaining for the unexpired term of the Agreement.

        (c) Subject to the terms of the preceding paragraph, this Agreement may be terminated by Fund/Plan at any time without penalty upon giving the Trust one hundred eighty (180) days written notice (which notice may be waived in writing by the Trust) and may be terminated by the Trust at any time upon giving Fund/Plan one hundred twenty (120) days written notice (which notice may be waived in writing by Fund/Plan) provided that such termination by the Trust shall be directed or approved by the vote of a majority of its Trustees.

        (d) This Agreement shall automatically terminate in the event of its assignment. Termination shall not affect the rights of the parties which have accrued prior thereto.

      SECTION 6. AMENDMENT. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by Fund/Plan and the Trust.

      SECTION 7. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

      SECTION 8.  LIMITATION OF LIABILITY.

        (a) The execution and delivery of this contract have been duly authorized by the Board of Trustees of the Trust and executed on behalf of the Trust by the undersigned officer of the Trust in his capacity as an officer of the Trust. The obligations of this Agreement shall be binding upon the assets and property of the Trust only and shall not be binding upon any Trustee, officer or shareholder of the Trust individually.

        (b) Fund/Plan, its directors, officers, employees, shareholders and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from willful misfeasance, bad faith or negligence on the part of Fund/Plan in the performance of its obligations and duties under this Agreement.

        (c) Any person, even though also a director, officer, employee, shareholder or agent of Fund/Plan, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with Fund/Plan's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a trustee, officer, employee, shareholder or agent of, or one under the control or direction of Fund/Plan even though paid by it.

        (d) Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Fund/Plan, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Fund/Plan may sustain or incur or which may be asserted against Fund/Plan by any person by reason of, or as a result of:

            (1) any action taken or omitted to be taken by Fund/Plan in good faith hereunder;
            (2) in reliance upon any certificate, instrument, order or stock certificate or other document reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instruction of an authorized person of the Trust or upon the opinion of legal counsel for the Trust; or
            (3) any action taken or omitted to be taken by Fund/Plan in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to action or omissions of Fund/Plan or its directors, officers, employees, shareholders or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.



        (e) Fund/Plan shall give written notice to the Trust within ten (10) business days of receipt by Fund/Plan of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. However, the failure to notify the Trust of such written assertion or claim shall not operate in any manner whatsoever to relieve the Trust of any liability arising from this Section or otherwise, unless such failure prejudices the Trust.

        (f) For any legal proceeding giving rise to this indemnification, the Trust shall be entitled to defend or prosecute any claim in the name of Fund/Plan at its own expense and through counsel of its own choosing if it gives written notice to Fund/Plan within ten (10) business days of receiving notice of such claim. Notwithstanding the foregoing, Fund/Plan may participate in the litigation at its own expense through counsel of its own choosing. If the Trust does choose to defend or prosecute such claim, then the parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.

         (g) The terms of Section 8 shall survive the termination of this Agreement.

      SECTION 9. NOTICES. All notices, requests, consents and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been given when sent by registered or certified mail, return receipt requested, or by personal delivery.

    (a) Notice to Administrator shall be directed to the following address:

                            Fund/Plan Services, Inc.
                                2 W. Elm Street
                       Conshohocken, Pennsylvania  19428
                    Attention:  Kenneth J. Kempf, President


    (b) Notices to the Trust shall be directed to the following address:

        The Brinson Funds
        209 S. LaSalle St.
        Chicago, IL  60604
        Attention: E. Thomas McFarlan, President

    SECTION 10. INVALIDITY. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    SECTION 11. SECTION HEADINGS. Section and Paragraph headings are for convenience only and shall not be construed as part of this Agreement.

    SECTION 12. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement of the parties hereto.

    SECTION 13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.


THE BRINSON FUNDS                                       FUND/PLAN SERVICES, INC.
-----------------                                       -----------------------



----------------------------------            ----------------------------------
By:  E. Thomas McFarlan, President              By:  Kenneth J. Kempf, President



----------------------------------            ----------------------------------
Attest:  Debra L. Nichols                     Attest:  Janet F. Davis, Secretary
         Assistant Secretary

(SEAL)                                                                    (SEAL)

                                                                    SCHEDULE "A"
                                                                    ------------

                          FUND ADMINISTRATION SERVICES
                                      FOR
                               THE BRINSON FUNDS

I.  REGULATORY COMPLIANCE
    ---------------------

    A.  Compliance - Federal Investment Company Act of 1940
        1.  Review, report and present for renewal
             a.  Investment advisory contracts
             b.  Fidelity bond
             c.  Underwriting contract
             d.  Distribution (12b-1) plan (class specific)
             e.  Administration contract
             f.  Accounting contract
             g.  Custody contract
             h.  Transfer agent and shareholder services contract

     2.  Filings
             a.  N-SAR (semi-annual and annual report) (series and class specific)
             b.  Initial registration statement on Form N1-A, post-effective amendments on Form N-1A, and supplements ("stickers")
             c.  Notice pursuant to Rule 24f-2 (registration of indefinite number of shares)
             d.  Filing fidelity bond under Rule 17g-1
             e.  Filing shareholder reports under Rule 30b2-1
             f.  Proxy statement, when applicable

     3. Annual updates of biographical information and questionnaires for Trustees and Officers.

    B. Compliance - State "Blue Sky" (classes deemed separate funds for filing purposes)
        1.  Blue Sky (state registration)
             a.  Registration of shares (initial/renewal)
             b.  Monitor sale of shares
             c.  Report shares sold
             d.  Filing of federal prospectus and contracts
             e.  Filing annual and semi-annual reports with states

    C.  Compliance - Prospectus
        1.  Analyze and review portfolio reports from Advisor regarding:
             a.  compliance with investment objectives
             b.  maximum investment by company/industry size

                                                                    SCHEDULE "A"
                                                                    ------------

II.  CORPORATE BUSINESS AND SHAREHOLDER/PUBLIC INFORMATION
     -----------------------------------------------------

     A.  Trustees/Management
         1.  Preparation of Board meetings
             a.  agendas and resolutions - all necessary items of compliance
             b.  compile and distribute Board materials
             c.  attend and record minutes of meetings
             d.  keep attendance records
             e.  maintain corporate records/minute book

         2. Preparation and distribution of periodic operation reports to management

     B.  Coordinate Proposals
         1.  Printers
         2.  Auditors
         3.  Literature fulfillment
         4.  Insurance
         5.  Underwriters

     C.  Maintain Corporate Calendars and Files
         1.  General
         2.  Blue sky

     D.  Release Corporate Information
         1.  To shareholders
         2.  To financial and general press
         3.  To industry publications
             a.  distributions (dividends and capital gains)
             b.  tax information
             c.  changes to prospectus
             d.  letters from management
             e.  performance information (class specific)

         4.  Respond to:
             a.  financial press, as authorized
             b.  miscellaneous shareholder inquiries
             c.  industry questionnaires

         5.  Prepare, maintain and update monthly information manual

     E.  Communications to Shareholders
         1. Coordinate printing and distribution of annual and semi-annual reports, proxy statements when applicable and prospectuses

                                                                    SCHEDULE "A"
                                                                    ------------

     F.  Shareholder Meetings
         1.  Preparation of proxy (matters to be voted on may be class specific)
         2.  Solicitation of proxies
         3.  Preparation of minutes and record ballot results

 III. FINANCIAL AND MANAGEMENT REPORTING
      ----------------------------------

     A.  Income and Expenses (class specific when applicable)

         1.  Preparation of monthly expense analysis (class specific)
         2.  Expense figures calculated and accrual levels set (class specific)
         3.  Monitoring of expenses paid and expense caps (monthly)
         4.  Approve and prepare authorization for the payment of expenses
         5.  Checking Account Reconciliation (monthly)
         6.  Write checks to pay vendors
         7.  Calculation and payment of advisory fees

     B.  Distributions to Shareholders (if applicable) (class specific)

         1.  Projections of distribution amounts - (semi-annually)
             a.  compliance with Sub-Chapter M income tax provisions
             b.  compliance with excise tax provisions - schedules prepared
             c.  compliance with Investment Company Act of 1940
         2. Compilation of distributions for tax reporting for shareholders' 1099 Form

     C.  Financial Reporting

         1.  Liaison between fund management and auditors
         2. Preparation of unaudited and audited financial statements to shareholders (semi-annually) (class specific, when applicable)
             -  Statement of Assets and Liabilities - shares, TNA and NAV
                @ class level
             -  Statement of Operations - prepared at fund level
             - Statement of Changes in Net Assets - distributions and capital stock at class level
             -  Financial Highlights (class specific)
             -  per share data/analysis
             -  Footnotes
             -  Schedule of Investments
         3.  60 day delivery to SEC and shareholders
         4. Preparation of semi-annual and annual N-SARs and Financial Data Sheet (Financial Information)
         5.  Preparation of Post-effective financial statements (if applicable)


     D.  Other Financial Analyses

         1.  Sales information, portfolio turnover (monthly)
         2.  Performance Calculations (monthly) (class specific)
         3.  1099 Miscellaneous - prepared for Directors/Trustees (annually)
         4. 1099 Dividend insert card prepared - coordinate printing and mailing (annually)
         5.  1099-DIV Form - validate per share amounts and tax status
             (annually)

     E.  Review and Monitoring Functions

                                                                    SCHEDULE "A"
                                                                    ------------

         1.  Review accruals and reclassification entries (class specific)
         2. Review Financial Reporting generated entries to ensure proper update by accounting, ensure proper money movement by reviewing daily bank statements, expense analysis. Review capital stock reconciliations
         3.  Asset Diversification and Income Qualification Tests - (1940 Act)
         4.  Analyze asset/liability accounts daily

     F. Preparation and distribution of monthly operational reports to management by 10th business day

         1.  Management Statistics (Recap) (per class) - when applicable
             a.  portfolio
             b.  book gains/losses/per share
             c.  net income, book income/per share
             d.  share/shareholders
             e.  distributions
         2.  Performance Analysis (per class)
             a.  total return
             b.  monthly, quarterly, year to date, average annually
         3.  Short-Short Analysis
             a.  short-short income
             b.  gross income (components)
         4.  Portfolio Turnover
             a.  market value
             b.  cost of purchases
             c.  net proceeds of sales
             d.  average market value
         5.  Asset Diversification Test
             a.  gross assets
             b.  non-qualifying assets
             c.  5% issuers
         6.  Activity Summary (per class)
             a.  shares sold, redeemed and reinvested
             b.  change in investment
             c.  change in price per share
             d.  net sales
         7.  Expense Ratios - (per class)
             a.  per quarter
             b.  semi-annual
             c.  annual

     G. Provide rating agencies statistical data on a monthly and quarterly basis

     H.  For Money Market Funds - weekly Mark-to-Market review
         - 5% test
         - NAV variance

     I.  Board Package material (quarterly)
         - financial highlights (class specific)
         - expense ratios (class specific)
         - other schedules can be provided (additional fees may apply)

                                                                    SCHEDULE "A"
                                                                    ------------

IV.  SPECIAL ISSUES RELATED TO FOREIGN INVESTMENTS
     ---------------------------------------------

     A.  Financial Reporting
         1. Monitor and review tax reclaims chronologically, by country and type, report on same to Fund management
         2. Review and monitor treatment of currency gain/loss and capital gain/loss
             a.  section 988 transactions
             b.  section 1256 contracts
             c.  section 1092 deferrals
             d. maintain reconciliation of portfolio forward realized gains/losses

     B.  Tax Reporting (work closely with the Funds' independent audit firm)
         1. Determine tax treatment of foreign investments and their impact on taxable income and capital gains
         2.  Calculate distributions to shareholders (if applicable)
             a. monitor character and impact of realized currency gain/loss on distribution amount
             b.  adherence to 988(a)(1)(b) election (if applicable)
             c. identify and compute book/tax difference
             d. preparation of distribution worksheet
         3. Calculate income (reclaims) and expenses (tax withheld) by country in order to determine foreign tax credit available to shareholders (if appropriate)
         4. Work with the advisor and independent audit firm in the identification of Passive Foreign Investment Companies (if appropriate)
         5. Calculate Dividend Received Deduction available to corporate shareholders -analyze domestic equity security holding periods
         6.  Preparation and maintenance of straddle schedules
         7.  Preparation and maintenance of foreign bond netting schedules
         8.  Identification and compliance with the mark-to market rules
         9. Prepare return of capital worksheet for financial statement presentation with auditor review/discussion
        10. Provide schedules to auditors for audit/tax review to enable the audit firm to prepare and file the necessary tax forms (1120, 8613, K-1, etc.)

                                                                    SCHEDULE "B"
                                                                    ------------

                      ADMINISTRATION SERVICES FEE SCHEDULE
                                      FOR
                               THE BRINSON FUNDS



I. Base Fee (calculated using average monthly total net assets of the Trust at month end and payable monthly):

     .0015     On the First    $ 75 Million of Average Net Assets;
     .0010     On the Next     $ 75 Million of Average Net Assets;
     .00075    On the Next     $350 Million of Average Net Assets; and
     .0005        Over         $500 Million of Average Net Assets

     The above fee schedule is applicable to total net assets of all portfolios within the Trust. Minimum fees are $75,000 per year for the initial multiple class portfolio, and $10,000 for each additional multiple class portfolio.

     Maximum Administration Fees are $400,000 for the initial multiple class portfolio, plus an additional $60,000 for each subsequent multiple class portfolio, per annum.

     Fees are totaled for the Trust and then allocated on the basis of each Series' net assets.

II.  Out-of-Pocket Expenses:

     The Trust will reimburse Fund/Plan Services monthly for all out-of-pocket expenses, including postage, telecommunications (telephone and fax), special reports, cost of Edgar filings, Board Meeting materials, record retention approved, transportation costs as incurred and copying and sending materials to independent auditors for off-site audits.

III. Additional Services:

     Activities of a non-recurring nature including but not limited to fund consolidations, mergers, acquisitions, reorganizations, the addition or deletion of a series, and shareholder meetings/proxies, are not included herein, and will be subject to negotiation. Any additional/enhanced services or reports will be quoted upon request.

                            IDENTIFICATION OF SERIES
                            ------------------------


Below are listed the Series and Classes of Shares to which services under this Agreement are to be performed as of the Effective Date of this Agreement:


                                    SERIES:

                                  Global Fund
                               Global Equity Fund
                                Global Bond Fund
                         Short-Term Global Income Fund*
                               U.S. Balanced Fund
                                U.S. Equity Fund
                                 U.S. Bond Fund
                           U.S. Cash Management Fund
                              Non-U.S. Equity Fund
                               Non-U.S. Bond Fund

                                    CLASSES:

                               Brinson Fund class
                              SwissKey Fund class



* Fee and procedures subject to change/review pending definitive structure of Fund.

This Schedule "C" may be amended from time to time by agreement of the Parties